Exhibit 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY REPORTS PRELIMINARY REVENUES

FOR SECOND QUARTER OF FISCAL 2007

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA – July 9, 2007 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today reported preliminary, unaudited revenues for the second quarter of fiscal 2007, which ended on July 3, 2007.

Total revenues increased approximately 15.7% to $373.2 million from $322.6 million in the second quarter of fiscal 2006.  Comparable restaurant sales increased 1.1% in the second quarter of fiscal 2007.  By concept, comparable restaurant sales increased 0.8% at The Cheesecake Factory and increased 5.7% at Grand Lux Cafe in the second quarter of fiscal 2007.

As planned, the Company opened two Cheesecake Factory restaurants during the second quarter and maintains its new restaurant opening target for fiscal 2007 of as many as 21 new restaurants, including five Grand Lux Cafes.

“We are pleased to report positive comparable sales at both of our concepts for the second quarter and believe that these results represent competitively strong performance within casual dining given the continued soft operating environment,” commented David Overton, Chairman and CEO. “In addition, Grand Lux Cafe once again achieved a healthy increase in comparable sales during the second quarter, in spite of lapping a solid 5.5% increase in comparable sales in the prior year period.”

The Company expects to report financial results for the second quarter of fiscal 2007 after the market close on July 24, 2007.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 125 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.50.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates nine upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release are generally identified by words, such as “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions that are intended to identify forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  In particular, forward-looking statements regarding the Company’s restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company’s control.  Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings are subject to risks and uncertainties due to factors outside of the Company’s control, including factors that are under the control of government agencies, landlords and others.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.  These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

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